Exhibit 10.1

FIRST AMENDMENT (“AMENDMENT”) TO THE EMPLOYMENT AGREEMENT

BETWEEN

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

AND

LISA KHOREY

WHEREAS, Allscripts Healthcare Solutions, Inc. (the “Company”) and Lisa Khorey (“Executive”) previously entered into an Employment Agreement dated November 1, 2016 (the “Agreement”); and

WHEREAS, the Company and Executive previously entered into the Agreement and now mutually wish to amend certain terms contained therein.

NOW THEREFORE, BE IT RESOLVED, that effective as of August 5, 2021 (the “Effective Date”), the Agreement is amended as follows:

1.The first sentence of Section 1 of the Agreement is amended to read as follows:

“Company hereby agrees to employ Executive, and Executive hereby accepts employment, as Executive Consultant to the Company, pursuant to the terms of this Agreement.” In such capacity, Executive shall report to Rick Poulton, Company’s President and CFO.

2.In Section 1 of the Agreement, the phrase “full-time” is hereby deleted and replaced with the phrase “part-time”. Subject to the restrictive covenants in Section 5, Executive may perform services for other parties during the Employment Period (as defined below) and thereafter and any compensation earned shall not reduce compensation to Executive under the Agreement.

3.Section 2 of the Agreement is amended to read as follows:

“The extended term of Executive’s employment by Company under this Agreement (the “Employment Period”) shall commence on the Effective Date and shall continue in effect through March 4, 2022 (the “Termination Date”), unless earlier terminated for Cause as provided herein.  This Agreement shall not renew thereafter. Such non-renewal shall be treated as a termination of Executive’s employment without Cause by Company for the limited purpose of determining the payments and benefits available to Executive (i.e., Executive shall be entitled to the severance benefits set forth in Section 4.5.1 commencing on the Termination Date).”

4.The first sentence of Section 3.1 of the Agreement is amended to read as follows:

“During the Employment Period, Company shall pay to Executive an annual base salary at a rate of $103,400 per annum, subject to all appropriate federal and state withholding taxes, which base salary shall be payable in accordance with Company’s normal payroll practices and procedures.”

5.During the Employment Period, Executive will continue to receive health insurance and other employee benefits.

6.The following sentence is added at the end of Section 3.2.1:

“Notwithstanding anything to the contrary herein, Executive shall not be entitled to a Performance Bonus for calendar year 2021 or thereafter.”

7.In each of Section 4.5.1(i) and Section 4.5.2(i) of the Agreement, the phrase “Base Salary” is hereby deleted and replaced with the phrase “Base Salary in effect immediately prior to August 5, 2021” (i.e., which Base Salary ($517,000) plus Target Incentive Bonus ($378,750) amounts to $895,750 in severance under Section 4.5.1(i)).

8.Executive expressly consents to the terms of the Amendment, and acknowledges and agrees that such changes will not entitle Executive to terminate her employment for “Constructive Discharge” as set forth in Section 4.4 of the Agreement.

9.Except as provided herein, the Agreement remains in effect as drafted.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date.

EXECUTIVE

/s/ Lisa Khorey

By:  Lisa Khorey

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

/s/ Tejal Vakharia

By:   Tejal Vakharia

Title: SVP, General Counsel, Marketing &
          Government Affairs